                                                                    Exhibit 10.8

                                 BUSINESS LEASE



     THIS AGREEMENT, entered into this 15 DAY OF MAY 1997 between REYNO INTERNATIONAL, INC., hereinafter called the Lessor, party of the first part, and REALM PRODUCTION AND ENTERTAINMENT, INC., of the County of Broward and the State of Florida hereinafter called the Lessee or tenant, party of the second part:

     WITNESSETH, That the said Lessor does this day lease unto said Leasee, and said Lessee does hereby hire and take as tenant under said Lessor Space containing approximately 4217 SQ. FT., MORE OR LESS, THE PARTIES ACKNOWLEDGE THAT THE SQUARE FOOTAGE OF THE LEASED PREMISES IS APPROXIMATE FOR DESCRIPTIVE PURPOSES ONLY AND THAT ANY SUBSEQUENT DIFFERENCE OF DETERMINATION OF THE SQUARE FOOTAGE SHALL NOT AFFECT THE AMOUNT OF RENT, at the TOTAL BOTTOM FLOOR AREA OF THE FRONT MAIN BUILDING, PLUS THE NORTH SIDE OF THE 2ND FLOOR OF THE FRONT MAIN BUILDING located at 3100 North 29th Court, Hollywood, Florida situate in Hollywood, State of Florida, to be used and occupied by the Lessee as business office and for no other purposes or uses whatsoever, for the term of THIRTY-SIX MONTHS (36) months, subject and conditioned on the provisions of this lease, beginning the 15TH day of MAY, 1997 and ending the 14th DAY OF MAY, 2000 at and for the agreed total rental of NINETY-FOUR THOUSAND FIVE HUNDRED AND SEVENTY FIVE DOLLARS ($94,575.00), PLUS FLORIDA STATE SALES TAX, payable as follows:


Date: MAY 15TH, 1997 - MAY 14TH, 1998               2500.00    Monthly Rent
                                                     150.00    6% Florida Sales Tax
                                           included in rent-   Water & Sewerage & trash
                                                   $2650.00    TOTAL each Month

Date: MAY 15TH, 1998 - MAY 14TH, 1999               2625.00    Monthly Rent
                                                     157.50    6% Florida Sales Tax
                                           included in rent-   Water & Sewerage & trash
                                                   $2782.50    TOTAL each Month

Date: MAY 15TH, 1999 - MAY 14TH, 2000                2756.25   Monthly Rent
                                                      165.38   6% Florida Sales Tax
                                            included in rent-  Water & Sewerage & trash
                                                    $2921.63   TOTAL each Month

all payments to be made to the Lessor on the fifteenth day of each and every month in advance without demand at the office of Reyno International, Inc., 3100 N. 29th Court, Hollywood, Florida 33020-1321. A late fee of five (5%) percent after five (5) calendar days is due each month after the due date of rent payment.

The following express stipulations and conditions are made a part of this lease and are hereby assented to by the Lessee:

FIRST: The Lessor grants the Lessee permission to sublet to THE ANIMATION FACTORY, INC. Lessee shall not assign this lease, nor sublet to any other, the premises, or any part thereof nor use the same or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor make any alterations therein, and all additions thereto, without the written consent of the Lessor, and all additions, fixtures or improvements which may be made by Lessee, except movable office furniture, shall become the property of the lessor and remain upon the premises as a part thereof, and be surrendered with the premises at the termination of the lease. PERMISSION TO ASSIGN OR SUBLET SHALL NOT BE UNREASONABLY WITHHELD.

SECOND: All personal property placed or moved in the premises above described shall be at the risk of the Lessee or owner thereof, and Lessor shall not be liable for any damage to said personal property, or to the Lessee arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the building or of any other person whomsoever.

THIRD: That the tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said premises, for the corrections, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders, and regulations of the applicable fire prevention codes for the prevention of fires, at tenant's own cost and expense.

FOURTH: In the event the premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this agreement, whereby the same shall be rendered untenantable, then the Lessor shall have the right to render said premises tenantable by repairs within ninety days therefrom. If said premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this lease, and in the event of such cancellation the rent shall be paid only to the date the premises are deemed untenantable. The cancellation herein mentioned shall be evidenced in writing.

FIFTH: The prompt payment of rent for said premises upon the dates named, and the faithful observance of the rules and regulations printed upon this lease, and which are hereby made a part of this covenant, and of such other and made by the Lessor, are the conditions upon which the lease is made and accepted and any failure on the part of the Lessee to comply with the terms of said lease, or any of said rules and regulations now in existence, prescribed by the Lessor, shall at the option of the Lessor, work a forfeiture of this contract, and all of the rights of the Lessee hereunder.

SIXTH: If The Lessee shall abandon or vacate said premises before the end of the term of this lease, or shall suffer the rent to be in arrears, the Lessor may, at his option, forthwith cancel this lease or he may enter said premises as the agent of the Lessee, without being liable in any way therefor, and relet the premises with or without any furniture that may be therein, as the agent of the Lessee, at such price and upon such terms and for such duration of time as the Lessor may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Lessor over and above the expenses to Lessor in such re-letting, the said Lessee shall pay any deficiency, and if more than the full rental is realized Lessor will pay over to said Lessee the excess of demand.

SEVENTH: Lessee agrees to pay the cost of collection and ten per cent attorney's fee on any part of said rental that may be collected by suit or by attorney, after the same is past due.

EIGHTH: THE LESSEE AGREES THAT HE WILL PAY FOR ALL CHARGES FOR ELECTRICITY OR OTHER ILLUMINATION USED ON THE FIRST FLOOR (FLP METER #S 5J71506 ALSO KNOW AS BWEST, AND 5J14876 ALSO KNOWN AS EAST) TO BE PAID DIRECTLY TO THE PROVIDER.

THE LESSEE ALSO AGREES TO PAY LESSOR IN THE FORM OF A CHECK PAYABLE TO FPL, FOR THE ELECTRICITY USED FOR THE PREMISED LOCATED ON THE NORTH SIDE OF THE SECOND FLOOR, ANY AMOUNT OVER $260 ON FPL METER #1T35847 PER MONTH. THIS IS FOR THE LESSEES PRO-RATED SHARE OF THE ELECTRICITY FOR THAT AREA. THE LESSOR SHALL ADVISE THE AMOUNT DUE BY THE 3RD DAY AFTER RECEIPT OF THE BILL, AND THE LESSEE SHALL MAKE PAYMENT TO THE LESSOR WITHIN 5 CALENDAR DAYS. (Tenant to pay its own electricity, If these items are not metered separately then landlord will estimate the monthly costs for any or all of these services, which will be adjusted up or down accordingly if it is determined the estimate is not accurate. If any dispute occurs over the estimated costs then tenant may install its own meter and pay for the provided services directly to the provider.)

And should said charges for rent, or light herein provided for at any time remain due and unpaid for the space of five calendar days after the same shall become due, the lessor may at its option consider the said lessee tenant at sufferance and the entire rent for the rental period then next ensuing shall at once be due and payable and may forthwith be collected by distress or otherwise.

NINTH: The said lessee hereby pledges and assigns to the lessor all the fixtures, which shall or may be brought or put on said premises as security of the payment of the rent herein reserved, and the lessee agrees that the said lien may be enforced by distress foreclosure or otherwise at the election of the said lessor, and does hereby agree to pay attorney's fees of ten percent of the amount so collected or found to be due, together with all costs and charges therefore incurred or paid by the lessor.

TENTH: Rent to be paid in advance each month, a late fee of five (5.00%) after five calendar days is due each month after the due date of rent payment.

ELEVENTH: The Lessor or any of his agents shall have the right to enter said premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said building, or to exhibit said premises, and to put or keep upon the doors or windows there a notice "FOR RENT" at any time within thirty (30) days before the expiration of this lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this agreement, or to the rules and regulations of the building.

TWELVE: Lessee hereby accepts the premises in the condition they are at the beginning of this lease and agrees to maintain said premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this agreement, and to make good to said Lessor immediately upon demand any damage to water apparatus, or electric lights or any fixture, appliances or appurtenances of said premises, or the building, caused by any act of neglect of Lessee, or of any person or persons in the employ or under the control of the Lessee.

THIRTEENTH: It is expressly agreed and understood by and between the parties to this agreement that the landlord shall not be liable for any damage or injury by water, which may be sustained by the said tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said building.

FOURTEENTH: If the lessee shall become insolvent or if bankruptcy proceedings shall be begun by or against the Lessee, before the end of said term of Lessor is hereby irrevocably authorized at its option to forthwith cancel this lease, as for a default. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without affecting Lessor's rights as contained in this contract, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described property by virtue of this contract.

FIFTEENTH: Lessee hereby waives and renounces for himself and family any and all homestead and exemption rights he may have now, or hereafter, under or by virtue of the constitution and laws of the State of Florida, or of any other State, or of the United States, as against the payment of said rental or any portion hereof, or any other obligation or damage that may accrue under the terms of this agreement.

SIXTEENTH: This contract shall bind the Lessor and it assigns or successors, and the heirs, assigns, personal representative, or successors as the case may be, of the Lessee.

SEVENTEENTH: It is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions contained herein.

EIGHTEENTH: It is understood and agreed between the parties hereto that written notice mailed or delivered to the premises, leased hereunder shall constitute sufficient notice to the Lessee and written notice mailed or delivered to the office of the Lessor shall constitute sufficient notice to the Lessor, to comply with the terms of this contract.

NINETEENTH: The rights of the Lessor under the foregoing shall be cumulative, and failure on the part of the Lessor to exercise promptly and rights given hereunder shall not operate to forfeit any of the said rights.

TWENTIETH: It is further understood and agreed between the parties hereto that any charges against the Lessee by the Lessor for services or for work done on the premises by order of the Lessee or otherwise accruing under this contract shall be considered as rent due and shall be included in any lien for rent due and unpaid.

TWENTY-FIRST: It is hereby understood and agreed that any signs or advertising to be used, including awnings (no advertising on the awning), in connection with the premises leased hereunder shall be first submitted to the Lessor for approval before installation of same. ANY SIGNAGE APPROVED FOR USE BY THE LESSEE WILL NOT BE CONSIDERED A TENANT IMPROVEMENT AND THE EXPENSE THEREOF WILL BE THE EXPENSE OF LESSEE. THERE IS NO ALLOWANCE GIVEN BY THE LESSOR FOR THIS IMPROVEMENT - SEE CLAUSE #44 OF THIS LEASE.

TWENTY-SECOND: The lessor shall maintain the outside walls of the building, the roof, landscaping and parking areas. The lessee shall maintain all and singular the balance of the premises, including but not limited to the inside plumbing and electrical components, air conditioning systems, acoustical ceilings, floors, etc.

TWENTY-THIRD: The lessee shall carry owner, landlord and tenant liability insurance in a sum not less than $1,000,000 single limit and $2,000,000 aggregate bodily injury with $500,000 property damage and legal fire liability coverage, with lessor named as additional insureds as their interests may appear. If any of Lessee's business activities cause Lessor's hazard insurance premiums to increase over those normally applied to the subject building, then Lessee agrees to pay the said increase in insurance premiums as additional rent due within 15 days after being notified by Lessor of the increase due.

TWENTY-FOURTH: At the conclusion and termination of this lease, all improvements, fixtures, air conditioning systems and other appurtenances affixed to the premises shall remain and become the property of the Lessor, however Lessee must remove any of its trade fixtures and equipment used in the carrying on of its business and make repairs to floors, walls, roof and ceilings as necessary to bring the premises to its original condition at the commencement date of the lease, normal wear and tear excepted and excepting those improvements Lessor specifically authorizes in a separate written document in which will not be required to be returned to original condition.

TWENTY-FIFTH: All of the Lessee's business activities shall be carried on inside the leased premises.

TWENTY-SIXTH: Monthly rent shall be TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500.00) per month. All rents are to have Florida Sales Tax added as additional rent due. The lease term is THREE (3) years and monthly rent to increase on an annual basis by 5% per year and in no event shall monthly rent decrease during the lease term.

TWENTY-SEVENTH: The Lessee will install a directory inside the front door of the building, or at a location approved by the Lessor, indicating the locations of the other tenants of the 3100 Building.

TWENTY-EIGHTH: Lessee may install such security devices as it may desire to so as to protect its premises, vehicles, personnel, inventory and equipment. All security devices shall be paid for and maintained by the Lessee at the Lessee's expense. If any device is attached to the building, Lessee shall obtain Lessor's written consent, which may not be unreasonably withheld, prior to making the improvement. Lessor provides no security for the subject premises.

TWENTY-NINTH: In the event of any litigation arising out of this lease, prevailing parties will be entitled to attorney's fees and cost.

THIRTIETH: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Level of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Pursuant to 404.056(b) Florida Statutes. If radon in amounts considered hazardous by the county public health unit is found in the leased premises, then lessor will take steps to reduce the radon to non-hazardous levels. If the expense to reduce radon levels to non-hazardous levels exceeds $1,000.00 then Lessor may cancel this lease upon 30 days written notice to Lessee, whereupon all parties are released from the provision of this lease.

THIRTY-FIRST: All rent payments due pursuant to this lease shall be paid to Reyno International, Inc., 3100 N. 29th Court, Hollywood, Florida, 33020-1321, Suite 202 until notified in writing by Reyno International that rents are to be sent elsewhere.

THIRTY-SECOND: Lessee agrees to obtain all necessary building permits which are required prior to doing any improvements to the premises. Lessee shall make no holes in the walls, roof or floors of the premises or make any improvements to the premises without Lessor's written consent, which will not be unreasonably withheld.

THIRTY-THIRD: Landlord shall provide a dumpster for disposal of Lessee's normal office use trash and waste. In the event tenant's trash and waste to be removed is deemed excessive (more than normal office use), then Lessee shall be charged a sum, as additional rent due, equal to the estimated cost to remove said waste.

THIRTY-FOURTH: This lease is automatically subordinate to any existing or future mortgage financing placed upon the subject property by the property owner. If any written document is required by any lending institution evidencing this subordination then Lessee agrees to execute same within five business days after said document is submitted to Lease.

THIRTY-FIFTH: Lessee agrees to keep the leased premises, parking areas in front of the leased premises clean and neat at all times. Lessee to have exclusive use of all the available parking directly in front of the leased premises.

THIRTY-SIXTH: Tenant's business activity is limited to business office and storage of tenant's inventory, in pursuit of its business of production and entertainment.

THIRTY-SEVENTH: If any of the Tenant's business activities cause Landlord's insurance premiums for insurance covering the entire property of which the leased premises are a part to increase over that rate normally applies to the subject building (as a office-warehouse building) then Lessee shall pay any such increase.

THIRTY-EIGHTH: Landlord agrees to pay all real estate taxes, special assessment taxes, hazard insurance premiums and outside maintenance costs related to the subject premises for the first year of the lease term and for all subsequent years of the lease term. Upon renewal of the Lessees first lease option May 14th, 2000, in the event real estate taxes, special assessment taxes, hazard insurance premiums or outside maintenance costs increase over that of the last year of the original lease term (1999) then Lessee shall pay its proportional share (based on tenants prorated percentage of occupancy of the premises as related to the entire building of which the leased premises are a part) of the real estate taxes, special assessment taxes and hazard insurance premiums. Lessee shall pay the said increase with 15 days after being notified of the assessment due.

THIRTY-NINTH: Lessee agrees to obtain all necessary occupational and environmental licenses which are required by governmental authorities at Lessee's expense. Lessee agrees to operate its business in a manner that is environmentally safe and in conformity with applicable governmental rules and regulations. Lessee will not dispose of hazardous materials or products on the premises.

FORTIETH: Upon execution of this lease Lessor acknowledges the sum of $2,000. The balance of $6,071.63 will be paid May 15th, 1997 before any tenant improvements are started. The sum of these two amounts equals $8,071.63 which constitutes the security deposit of $2,5000,000, the first month's rent of $2,500.00 plus 6% Florida sales tax of $150.00, plus the last month's rent of $2,756.25, plus 6% Florida Sales Tax of $165.38. The security deposit shall not bear interest and may be commingled with Lessor's other funds. The security deposit shall be returned to the Lessee at the termination of this lease, subject to the provisions of this lease. The leased premises are to be returned to their original condition, normal wear and tear excepted and as per the provisions of this lease prior to the return of security deposits.

FORTY-FIRST: The commencement date of this lease shall be May 15th, 1997, in accordance with paragraph 44 the first rental payment will be due June 15th, 1997. Tenant will be responsible for any other obligations under this lease, including but not to electricity and tenant liability insurance, commencing May 15th, 1997.

FORTY-SECOND: Landlord hereby grants tenant an option to renew this lease for 2 additional 3 year term on the following terms and conditions:

     1.  Rent shall increase on an annual basis by five percent.
     2.  That all rents have been paid within 5 days after the due date;
     3.  That the lease is not in default at the time of renewal;
     4. That tenant provides landlord with 90 days written notice, given by certified mail, return receipt requested, of its intent to renew this lease.

Option 1: 4-6 years and Option 2: 7-9 years both: Prior base, 5% annually increase, plus terms of this lease.

FORTY-THIRD: Tenant has inspected the subject premises and agrees to accept same in an "As is" condition.

FORTY-FORTH: Tenant improvement allowances will be as follows with the agreement that the rents have been paid within 5 calendar days of the due date and that the lease is not in default.

The Tenant will be responsible for all its own tenant improvements. Upon the occurrence that the Lessee submits to the Lessor a minimum of $12,000.00 in improvement receipts (all work must be done by licensed contractors) for any or all the following tenant improvements:

     1.  Front of the building - awnings with no advertising built in;

     2.  Interior: repainting, wallcoverings, chair rails, and new flooring within 90 days from May 15th, 1997, allowance in rent only payments will be made as follows:

     1. The lessor will forgo the rent payment the first month in order that the tenant is able to make necessary improvements to the premises. (receipts do not have to be provided for this - this is granted by the Lessor to the Lessee).

     2. The lessor will forgo the rent payment for the (13) thirteenth month of the lease term,

     3. And/if upon renewal of the 1st lease option, the Lessor will forgo the rent payment for the (37) thirty seventh month of the lease term.

The electricity for the premises will be the responsibility of the Lessee.

FORTH-FIFTH: In the event that DBR should vacate their premises at any time during this leases term, Realm, Inc. will have the first option to obtain that area at the current rate they are paying per square foot for the area of DBR, as long as they are not in default of the lease and that they have paid their rent by the 20th of each month.

IN WITNESS HEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expresses, the day and year above written.

Signed, sealed and delivered the presence of:



/s/ Regina Reyno                             by /s/                  5-6-97
-----------------------                      ---------------------------------
                                             Lessee  President       (Date)

/s/
-----------------------
As To Tenant (Lessee)


/s/ Regina Reyno                                                         pfe
-----------------------                      ---------------------------------
                                             Reyno International, Inc. (Date)


/s/
-----------------------
As To Landlord (Lessor)